UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008
RHI Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34102	36-4614616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1325 Avenue of Americas, 21st Floor, New York, NY, 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 977-9001
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     Pursuant to a unanimous written consent of the Board of Directors of the Registrant, Messrs. Russel H. Givens, Jr. and J. Daniel Sullivan have been appointed to the Registrant’s Board of Directors. Mr. Givens has been appointed to serve on the Board for a term ending at the 2009 annual meeting of the stockholders and until his successor is duly elected and qualified. Additionally, Mr. Givens has been appointed to the Corporate Governance and Nominating Committee, Compensation Committee and Audit Committee. The Board has also affirmatively determined that Mr. Givens qualifies as an “independent director” under the applicable requirements of The NASDAQ Global Market.
     Prior to his retirement, Mr. Givens served in various senior management roles at Crown Media International from 1998-2004; his most recent role as President and Chief Executive Officer from 2000 to 2004. Prior to that, he served as Executive Vice President and Chief Operating Officer from 1998 to 2000. Prior to joining Crown Media, Mr. Givens served as Vice President, European Cable/Telephony, for Media One International from 1994 to 1998.
     Mr. Sullivan has been appointed to serve on the Board for a term ending at the 2010 annual meeting of the stockholders and until his successor is duly elected and qualified. Additionally, Mr. Sullivan has been appointed to the Corporate Governance and Nominating Committee, Compensation Committee and Audit Committee. Furthermore, Mr. Sullivan has been appointed Chairman of the Corporate Governance and Nominating Committee and Audit Committee. The Board has also affirmatively determined that Mr. Sullivan qualifies as an “independent director” under the applicable requirements of The NASDAQ Global Market.
     Mr. Sullivan is currently a member of the Board of Directors of Media General, Inc., a provider of local news, information and entertainment over multiple media platforms. Additionally, Mr. Sullivan has been a private investor and consultant specializing in advising various equity funds on media investments since 2004. Prior to that, he served as President and Chief Executive Officer of Quorum Broadcasting Company, Inc. from 1998 to 2004. Mr. Sullivan also served as President and Chief Executive Officer of Sullivan Broadcasting Company, Inc. from 1996 to 1998.
     Directors Frank J. Loverro and Michael B. Goldberg informed the Board of Directors of the Registrant that they will both be resigning from the Corporate Governance and Nominating Committee, Compensation Committee and Audit Committee effective July 31, 2008.
Item 9.01 Financial Statements and Exhibits.
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI Entertainment, Inc.
Date: August 1, 2008	By: /s/ William J. Aliber William J. Aliber Chief Financial Officer